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                                  EXHIBIT 5.1

                   OPINION OF BROBECK, PHLEGER & HARRISON LLP

                                November 2, 1998

Odetics, Inc.
1515 South Manchester Avenue
Anaheim, California 92802

             Re: Odetics, Inc. Registration Statement on Form S-3 for Resale of 55,245 Shares of Class A Common Stock

Ladies and Gentlemen:

     We have acted as counsel to Odetics, Inc. a Delaware corporation ("Odetics"), in connection with the registration for resale of up to 55,245 shares (the "Shares") of Odetics' Class A Common Stock pursuant to Odetics' Registration Statement on Form S-3 (the "Registration Statement" filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act").

     This opinion is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K.

     We have reviewed Odetics' charter documents and the corporate proceedings taken by Odetics in connection with the issuance and sale of the Shares. Based on such review, we are of the opinion that the Shares have been duly authorized, and are legally issued, fully paid and nonassessable.

     We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus which is part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or
Item 509 of Regulation S-K.

     This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to Odetics or the Shares.


                                 Very truly yours,


                                 Brobeck, Phleger & Harrison LLP